EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333‑131360, 333‑61042, 333‑50282, 333‑39316, 333‑95467, 333‑84221, 333‑84039, 333‑76279, and 333‑71313) and on Form S‑8 (Nos. 333-214706, 333‑203596, 333‑195455, 333‑188085, 333-182042, 333‑172128, 333‑165435, 333‑157099, 333‑84704, 333‑112605, 333‑108942, 333‑104692, 333‑100236, 333‑87946, 333‑84704, 333‑83110, 333‑75616, 333‑64294, 333‑39930, 333‑79259, and 333‑23565) of Sanmina Corporation of our report dated November 13, 2017 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
______________________
San Jose, California
November 13, 2017